Exhibit 99.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER


I, Allan L. Schwartz, Chief Executive Officer of Imaging Diagnostic Systems, Inc., certify that:

     1. The periodic report fully complies with the requirements of Sections 13(a) or 15(d); and

     2. Information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.


Date:  February 13, 2003


                              /s/ Allan L. Schwartz
                              ---------------------
                              Allan L. Schwartz
                              Executive Vice President
                              Chief Financial Officer